                                                                    EXHIBIT 10.5


                        SEVERANCE AGREEMENT AND RELEASE


         This Severance Agreement and Release (the "Agreement") is entered into as of December 23, 1998, among Ballard Medical Products, a Utah corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), and Dale H. Ballard (the "Executive").

         WHEREAS, the Executive is presently a director of the Company, and is presently employed by the Company in the capacity of Chairman of the Board, Chief Executive Officer and President; and

         WHEREAS, the Company, Kimberly-Clark, and Jazz Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Kimberly-Clark ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Kimberly-Clark, subject to the terms and conditions thereof; and

         WHEREAS, the parties hereto have entered into a Consulting Agreement (the "Consulting Agreement") and a Noncompetition Agreement (collectively the "Other Agreements") as of the date hereof; and

         WHEREAS, the Executive will cease to be a director, officer and employee of the Company and of all its subsidiaries and affiliates, effective as of the Effective Time of the Merger (as such terms are defined in the Merger Agreement); and

         WHEREAS, the Company, Kimberly-Clark and the Executive desire to make appropriate arrangements for the release by the Executive of any and all claims he may have against the Company and Kimberly-Clark, except as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and in consideration of the execution of the Other Agreements, and the consulting services to be provided to the Company by Executive pursuant to the Consulting Agreement, and the compensation and benefits incident thereto, the adequacy and sufficiency of which are hereby acknowledged, the Company, Kimberly-Clark and the Executive hereby agree as follows:

         1. Voluntary Act. The Executive hereby represents to the Company and Kimberly-Clark that this Agreement is entered into voluntarily, and with a full understanding of and agreement with its terms, for the purpose of receiving additional benefits from the Company and releasing the claims set forth in
Section 3 hereof.

         2. Cessation of Employment. The Executive's employment with the Company and with all of its subsidiaries and affiliates will cease as of the Effective Time of the Merger.

         3. Agreements and Acknowledgment. Effective as of the Effective Time of the Merger, the Executive, for him and his attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges the Company and Kimberly-Clark, and all subsidiary and/or affiliated companies and businesses thereof, as well as their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees, of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, whether known or unknown, asserted or unasserted, as a result of actions or omissions occurring through the date of this Agreement, including without limitation any and all claims of alleged employment discrimination, either as a result of the negotiated and specifically agreed to separation of the Executive's employment or otherwise, under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, or any other unlawful behavior, the existence of which is specifically denied. Nothing contained herein shall relieve the Company or Kimberly-Clark from any obligation under this Agreement, any employee benefit plan in which the Executive is a participant or under which the Executive is entitled to benefits, the Other Agreements, or the Merger Agreement or the transactions contemplated thereby. Executive acknowledges that he is not entitled to severance or any similar arrangement under any other severance plan, program or arrangement maintained by the Company or Kimberly-Clark.

         4. Consultation with Attorney. The Executive represents that he was advised to consult with an attorney before signing this Agreement, and that he has consulted with an attorney and/or other persons to the extent the Executive desired to do so before signing this Agreement.

         5. No Representations or Inducements. The Executive agrees that no promises, representations or inducements have been made which caused the Executive to sign this Agreement other than those expressly set forth above.

         6. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, and by the Company and Kimberly-Clark and their respective successors and assigns.

         7. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by facsimile or by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed: (a) if to the Executive, to the Executive's address set forth in the records of the Company, or if to the Company or Kimberly-Clark, to David R. Murray, President-Professional Health Care Sector, Kimberly-Clark Corporation, 1400 Holcomb Bridge Road, Roswell, GA 30076, Fax: (770) 587-7751, with a copy to O. George Everbach, Senior Vice President-Law and Government Affairs, Kimberly-Clark Corporation, 351 Phelps Drive, Irving, TX 75038, Fax: (972) 281-1492, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah without regard to principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

         9. Review Period. The Executive represents that he was given at least twenty-one (21) days to consider the terms of this Agreement. If the Executive has signed this Agreement before the end of the this twenty-one (21) day period, it is because he freely chose to do so after carefully considering its terms.

         10. Revocation. The Executive has seven (7) days from the signing of this Agreement to revoke this Agreement. If the Executive does not revoke this Agreement in writing delivered to O. George Everbach within seven (7) days of the date of this Agreement, this Agreement will become final and binding.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         12. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive, the Company or Kimberly-Clark to insist upon strict compliance with any provisions of this Agreement or to assert any right which the Executive, the Company or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

         13. Effectiveness. The provisions of Section 2 and 3 hereof shall be effective only upon the Effective Time of the Merger, and shall be null and void if the Merger Agreement is terminated and the Merger shall not become effective pursuant to the terms thereof. The Executive agrees to reaffirm the provisions of this Agreement through the Effective Time of the Merger with respect to all matters relating to his employment with the Company and all officerships and directorships held by the Executive with respect to the Company and its subsidiaries. If the Executive does not reaffirm such provisions of this Agreement as provided herein, the Executive will forfeit the financial consideration set forth in Section 4 of the Consulting Agreement.

         IN WITNESS WHEREOF, each of the Company and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer and the Executive have executed this Agreement as of the day and year first above written.



                                   BALLARD MEDICAL PRODUCTS



                                   By: /s/ Harold R. Wolcott
                                       --------------------------------------
                                       Name:  Harold R. Wolcott
                                              -------------------------------
                                       Title:  Executive Vice President
                                               ------------------------------


                                   KIMBERLY-CLARK CORPORATION



                                   By  /s/ John W. Donehower
                                       -------------------------------
                                       Name:   John W. Donehower
                                              -------------------------------
                                       Title:  Senior Vice President and Chief
                                              -------------------------------
                                               Financial Officer
                                              -------------------------------


                                   EXECUTIVE:



                                   /s/ Dale H. Ballard
                                   -------------------------------
                                   Dale H. Ballard